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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint TIMOTHY P. DORDELL and LAWRENCE T. BELL, and each of them, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration of 300,000 shares of Ecolab Inc. Common Stock, par value $1.00 per share plus Preferred Stock Purchase Rights associated with the Common Stock, for the Ecolab K. K. Employee Stock Purchase Association, and any and all amendments thereto (including without limitation post-effective amendments to register or de-register shares) provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 7th day of May 2004.

/s/ Douglas M. Baker, Jr. Douglas M. Baker, Jr.
/s/Les S. Biller Les S. Biller
/s/Jerry A. Grundhofer Jerry A. Grundhofer
/s/Stefan Hamelmann Stefan Hamelmann
/s/James J. Howard James J. Howard
/s/William L. Jews William L. Jews
/s/Joel W. Johnson Joel W. Johnson
/s/Jochen Krautter Jochen Krautter
/s/Ulrich Lehner Ulrich Lehner
/s/Jerry W. Levin Jerry W. Levin
/s/Robert L. Lumpkins Robert L. Lumpkins

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  Exhibit 24.1
POWER OF ATTORNEY